                                  FORM OF

            AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT IV

     Agreement (this "Agreement") made as of February 28, 1996, by and between Continental Cablevision, Inc., a Delaware corporation ("CCI"), and First_name Last_name (the "Employee").

                             WITNESSETH THAT:

     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 27, 1996 between CCI and U S WEST, Inc., a Delaware corporation ("Acquiror"), CCI will merge with and into Acquiror or its designee, with Acquiror or its designee continuing as the surviving corporation (the "Merger") (defined terms used in this Agreement and not herein defined shall have the meaning given to them in the Merger Agreement);

     WHEREAS, CCI and Employee are parties to a Restricted Stock Purchase Agreement IV made as of January 10, 1992 (the "RSPA");

     WHEREAS, in the Merger the Employee will receive Media Stock and Series D Preferred Stock in exchange for the shares of CCI stock to which the RSPA applies;

     WHEREAS, the Employee and CCI each desire that the Media Stock and Series D Preferred Stock shall constitute Subject Stock as defined by the RSPA, that the RSPA shall be amended as provided herein, and that, after the consummation of the Merger, the Acquiror and the Employee shall be bound by the RSPA as so amended;

     NOW THEREFORE, the Employee and CCI, in consideration of these premises and other good and valuable consideration, do hereby mutually agree as follows:

     1. The RSPA, as amended by this Agreement, shall inure to the benefit of and be binding upon each of the Employee and the Acquiror in accordance with its terms, as of the Effective Time.

     2. The Media Stock and Series D Preferred Stock which is to be received by the Employee in the Merger in exchange for the Subject Stock under the RSPA shall be Subject Stock under such RSPA as amended herein.

     3. Section 1.1 of the RSPA shall be deleted and all references to a "Permitted Transferee" in the RSPA shall be stricken.

     4. Section 4.2 of the RSPA shall be amended by substituting the following therefor: 4.2 The Employee hereby agrees that he will not make or purport to make, except to CCI, any sale, pledge, or transfer (whether voluntarily, by operation of law, by bequest or otherwise) of Unvested Subject Stock.

     5.   Sections 5.2 and 5.4 of the RSPA shall be stricken.

     6. Section 5.3 of the RSPA shall be renumbered as Section 5.2, and the parenthetical in the second line shall be changed to read: "(unless otherwise mutually agreed and unless other reasonable processes are then in effect)."

     7. Section 6 of the RSPA shall be amended by substituting the following therefor:

     6.  COVENANT AGAINST COMPETITIVE ACTIVITY.  The
         Employee understands that the business in which CCI and its Subsidiaries are engaged is the acquisition of existing telecommunications systems and the obtaining of franchises (or the renewal of existing franchises, licenses, and other rights) for the construction and operation of telecommunications systems to provide voice, data and video services in communities throughout the United States of America and in certain foreign countries and the investment in and participation in the operation of other telecommunications and cable programming ventures. The Employee expressly agrees that during his employment by CCI or its Subsidiary, and for a further period of one year following termination of any such employment (unless termination occurs after December 31, 2001, in which case CCI hereby expressly agrees that said restriction shall cease), the employee (alone or with others) will not without the written consent of CCI engage in any activity in the telecommunications business (which shall include, but not be limited to, the provision of video, voice and data services), directly or indirectly (whether as an employee, officer, Director, agent, consultant, proprietor, partner, principal stockholder or otherwise), other than as required for the performance of his employment by CCI or by a Subsidiary.

     8. Section 10(c) of the RSPA shall be amended by adding at the end thereof: "(other than its laws concerning choice of law)."

     9. Notwithstanding the other provisions of the RSPA, the Subject Stock shall become Vested Subject Stock in its entirety in accordance with the terms of the RSPA or, if earlier, upon the first to occur of the following events if CCI has, no later than the date of such event, merged with and into
Acquiror:

         (1)  The Employee's death;

         (2)  The Employee's termination of employment by reason of disability;

         (c) In the case of a Pilot-House based corporate Employee, the Employee's termination of employment by reason of the Employee's involuntary relocation to a place of employment that is more than 25 miles from Pilot House, or the relocation of the headquarters of the merged CCI operations from Pilot House.

         (d) The Employee's termination of employment within twenty-four months of the Effective Time, other than in connection with the sale, swap or other disposition of the system or other business unit in which the Employee is employed, if such termination is:

              (i) By reason of a diminution in the Employee's compensation, including a material adverse change in employee benefits;

             (ii) By reason of the assignment by Acquiror to the Employee of duties and responsibilities which are materially less than the Employee's duties and responsibilities as of the Effective Time; or

            (iii) An involuntary termination of the Employee's employment other than by reason of a Termination for Cause. "Termination for Cause" shall mean termination because of the Employee's (A) refusal or failure (other than for reasons of illness, incapacity due to physical or mental illness or physical injury) to perform, or persistent and material deficiencies in performing, duties assigned during employment by Acquiror, provided such duties are substantially similar to duties assigned by CCI prior to the

                   Effective Time, and further provided that the Acquiror shall provide the Employee with written notice of the reason(s) for his proposed termination and Employee shall have thirty
                   (30) days from the date of such notice within which to cure any failure or material deficiency; (B) misappropriation of any CCI or Acquiror funds or property; or (C) conduct which could reasonably result in the Employee's conviction of a felony; or (D) conduct which could reasonably result in termination of the Employee's employment due to violation of published policies of CCI or the Acquiror.

For purposes of this Section 9, "termination of employment" means that the Employee is not employed by CCI, Acquiror, or any corporation or entity in which, at the time in question, CCI or Acquiror owns (directly or indirectly through other corporations or entities) a majority of the voting shares or ownership interests, or which entity owns such a majority interest in CCI or Acquiror.

     10. Employee hereby waives his or her rights to appraisal under Section 262 of the Delaware General Corporation Law with respect to any shares of Subject Stock owned by him or her in connection with the transactions contemplated by the Merger Agreement.

     11. All disputes arising under the RSPA and this Agreement shall be subject to binding arbitration before the American Arbitration Association ("AAA"). The arbitration shall be conducted in Boston, Massachusetts before a single arbitrator in accordance with the rules of the AAA governing resolution of commercial disputes. The parties shall bear the costs and fees of the arbitration equally, and the arbitrator shall have no power to award attorneys' fees, or multiple, punitive or exemplary damages. By signing this Agreement, Employee voluntarily, knowingly and intelligently waives any right he or she may otherwise have to seek remedies in court or other forums, including the right to a jury trial and the right to seek punitive damages on any common law and/or contract claims.

     12. Except as amended herein, the RSPA shall continue in full force and effect.



     IN WITNESS WHEREOF, CCI, by its officer hereunto duly authorized, and the Employee have duly executed and delivered this Agreement in duplicate counterpart copies as of the date first hereinafter written.

CONTINENTAL CABLEVISION, INC.          The Employee:



By:__________________________          By:___________________________

                                  FORM OF

                     AMENDMENT TO PROMISSORY NOTES




     THIS AMENDMENT, dated as of February 28, 1996, is entered into by and between CONTINENTAL CABLEVISION INVESTMENTS, INC. ("the Payee"), a Delaware corporation, and EMPLOYEE_NAME ("Maker").

     WHEREAS, Maker delivered to Payee three Promissory Notes in the total original principal amount of LOAN on December 29, 1992 (which Promissory Notes are referred to herein as the "Notes"); and

     WHEREAS, the parties hereto have agreed to amend the Notes to extend their stated maturity dates and the events upon which such maturity dates may be accelerated on the terms hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows with respect to each Note:

     1. DEFINED TERMS. Except as otherwise expressly provided herein, all defined terms in the Note shall have the same meanings as in the Restricted Stock Purchase Agreement executed in connection with the Note.

     2. MATURITY DATE. The maturity date of the Note set forth therein (currently December 31, 1996) is hereby amended to January 2, 2002.

     3. ACCELERATION EVENTS. The entire unpaid principal hereof shall immediately become due and payable, without further demand or notice of any kind, in the event that (a) a default shall exist in the payment of principal of the Note, or (b) the maker sells or transfers, other than to a Permitted Transferee, any of the Unvested Subject Stock.

     4. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, all of the terms and conditions of the Note shall remain in full force and effect and are hereby ratified and confirmed.

     5. MISCELLANEOUS. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with and governed by the laws of said Commonwealth or of the United States of America, as applicable.

     IN WITNESS WHEREOF, the Payee, by its officer hereunto duly authorized, and the Maker have each caused this Amendment to be executed as a sealed instrument as of the date first written above.

                                          CONTINENTAL CABLEVISION
                                          INVESTMENTS, INC.


Witness:



_____________________                    By:___________________________
Name:                                       Name:
                                            Title:




                                         MAKER:
Witness:



_____________________                    ___________________________
Name:                                    Name:

                                  FORM OF

                SPECIAL TAX LIABILITY FINANCING AGREEMENT

     Agreement made this November 8, 1996, by and between Continental Cablevision Investments, Inc., a Delaware corporation ("Investments") and
              (the "Employee").

                              WITNESSETH THAT:

     WHEREAS, Continental Cablevision, Inc. ("CCI"), has authorized a restricted stock purchase program for the benefit of selected key employees of CCI or of its subsidiaries (meaning any corporation or other entity controlled by CCI directly or through another subsidiary of CCI), whereby the Employee (as one of such selected key employees) has purchased ___ shares of the Class B Common Stock of CCI from CCI at their one cent per share par value, but subject to various restrictions and repurchase rights, all as set forth in the Restricted Stock Purchase Agreement, as amended on February 28, 1996 ("RSPA"), which the Employee has entered into with CCI under this program (said shares, to the extent the Employee has not filed a proper election with respect thereto pursuant to Section 83(b) of the Internal Revenue Code (an "83(b) Election") are hereinafter referred to as the "Subject Stock");

     WHEREAS, CCI recognizes that the Employee may incur substantial additional income tax liabilities on account of such favorable purchase of its Class B Common Stock as shares of the Subject Stock become vested and wishes to assist the Employee in satisfying such liabilities; and

     WHEREAS, Investments is a subsidiary of CCI;

     NOW THEREFORE, Investments and the Employee hereby mutually agree as follows:

     1.0 Investments shall lend to the Employee amounts which the Employee shall from time to time request in writing with respect to each calendar year from 1995 through 1999, not to exceed an amount (the "Maximum Loan Amount") equal to the sum of the federal, state and local income and employment tax liability which the Employee would have incurred solely as a result of the Employee's purchase of the Subject Stock had he filed an 83(b) Election (assuming for purposes of such hypothetical election that each share of Subject Stock had a value of $19.40 at the time of the Employee's purchase thereof), such an amount not to exceed _____. If Investments determines in its reasonable judgment that the Merger (as defined in the RSPA) will not occur, no further amounts will be lent to the Employee.

     1.1 With respect to no calendar year shall the Employee borrow an amount (a) which exceeds one-third of the Maximum Loan Amount or (b) which causes the total outstanding principal amount hereunder to exceed the Employee's total federal, state and local income tax and employment liability incurred through the end of such calendar year with respect to Subject Stock as to which no 83(b) Election was filed provided, however, that the "one-third" limitation in clause (a) shall not apply if the vesting of shares of Subject Stock is accelerated in accordance with the provisions of the RSPA as amended on February 28, 1996 and, in the event of such acceleration, the Employee may request in writing, and Investments will disburse within 30 days after such request, an amount equal to the difference between the Maximum Loan Amount and the total principal amount which the Employee had previously borrowed hereunder.

     1.2 The loan shall be evidenced by a Promissory Note or Notes in the form attached hereto, providing for repayment in full on or before January 2, 2002.

     1.3 The loan shall be collaterally secured by a pledge to Investments of all of the Subject Stock. At the Employee's request, he may substitute an equal number of other vested shares of Common Stock of CCI for the pledged shares of Subject Stock. After the consummation of the Merger, upon written application by the Employee, Investments shall release from such pledge shares of vested Subject Stock, provided that at the time of such release there remain subject to such pledge a number of shares of vested Subject Stock having a fair market value (as determined based on the closing price for such shares on the day prior to such application) at least equal to 125% of the outstanding principal amount of the loan. The Employee may make no more than one such application during each 12 month period ending on the anniversary of consummation of the Merger. If the Employee requests any amount to be disbursed under the loan after any shares of vested Subject Stock have been released from the pledge, the Employee shall (as a condition to receiving such additional disbursement) pledge to Investments additional shares of vested Subject Stock to the extent necessary to insure that after such disbursement there remain subject to the pledge a number of shares of vested Subject Stock having a fair market value (as determined based on the closing price for such shares on the day prior to such disbursement) equal to at least 125% of the outstanding principal amount of the loan. If the Merger occurs, all of the shares of U S WEST Media Group Common Stock, par value $.01 per share, of U S WEST, Inc. (the "Media Stock") and shares of Series D Convertible Preferred Stock, par value $1.00 per share, of U S WEST, Inc. (the "Series D Preferred Stock") that the Employee receives in the Merger (the "Media Securities") shall be substituted for the Subject Stock as security for the loan, and the terms of this Section 1.3 shall apply to such Media Securities as if they were Subject Stock. If, at any time after any shares of vested Subject Stock have been released from the pledge, the fair market value of the remaining shares of vested Media Securities that secure an Employee's loan is less than 125% of the outstanding principal amount of the loan, the Employee agrees to pledge as additional collateral additional shares of vested Subject Stock, shares of Series D Preferred Stock or Media Stock that are owned by the Employee or such other collateral as Investments may reasonably request so that the total value of vested and pledged collateral is equal to such 125%. At the time of any release of shares of vested Subject Stock pursuant to this Section 1.3, the Employee and CCII shall mutually agree to the terms and conditions of such release, which terms may be in addition to or may modify the terms set forth herein.

     The Employee acknowledges and agrees that, with respect to each share of unvested Subject Stock, the Employee will receive solely shares of Media Stock in the Merger pursuant to the terms of the Agreement and Plan of Merger dated as of February 27, 1996 between CCI and U S WEST, Inc., as amended.

     1.4 Except as otherwise provided in Section 1.1, the loan shall be disbursed with respect to each calendar year (a) at the time of income tax withholding with respect to the vesting of Subject Stock but, in each such case, not in an amount exceeding the amount of the income tax withholding at such date and (b) as requested in writing by the Employee, in a disbursement made by Investments after the close of such calendar year no later than the January 31 following the end of such calendar year or (if later) within 30 days after the Employee's request.

     1.5 If and when the Merger occurs, the then outstanding principal amount of the loan shall be forgiven and further disbursements shall be forgiven as the loan is disbursed, provided, however, that the loan shall be payable by the Employee in full (including any amounts previously forgiven) in the case of any violation by the Employee of the covenant contained in Section 6 of the RSPA. Notwithstanding the foregoing, the loan shall be forgiven in full upon the Employee's death.

     2 The Employee herewith delivers to Investments the stock certificate representing the Subject Stock, together with a stock assignment duly endorsed in blank.

     3 This Agreement constitutes the entire understanding and agreement of Investments and the Employee as to the subject matter hereof, and may not be modified or amended except by a further written agreement duly signed by each of the parties hereto.

     4 All disputes arising under this Agreement shall be subject to binding arbitration before the American Arbitration Association ("AAA"). The arbitration shall be conducted in Boston, Massachusetts before a single arbitrator in accordance with the rules of the AAA governing resolution of commercial disputes. The parties shall bear the costs and fees of the arbitration equally, and the arbitrator shall have no power to award attorneys' fees, or multiple, punitive or exemplary damages.

     IN WITNESS WHEREOF, Investments, by its officer hereunto duly authorized, and the Employee have made this Agreement as of the date first hereinabove written.

                                         CONTINENTAL CABLEVISION
                                         INVESTMENTS, INC.

                                         By:___________________________
                                            P. Eric Krauss

                                         The Employee:


                                         ______________________________
                                                  Signature


                                         ______________________________
                                                    Address

                                     FORM OF
                     RESTATED TAX LIABILITY FINANCING AGREEMENT

    Agreement made this October 29, 1996, by and between Continental Cablevision Investments, Inc., a Delaware corporation ("Investments") and First_name Last_name (the "Employee").

                                  WITNESSETH THAT:

    WHEREAS, Continental Cablevision, Inc. ("CCI"), has authorized a restricted stock purchase program for the benefit of selected key employees of CCI or of its subsidiaries (meaning any corporation or other entity controlled by CCI directly or through another subsidiary of CCI), whereby the Employee (as one of such selected key employees) has purchased total_va shares of the Common Stock of CCI from CCI at their one cent per share par value, but subject to various restrictions and repurchase rights, all as set forth in the Restricted Stock Purchase Agreement, as most recently amended (the "RSPA"), which the Employee has entered into with CCI under this program (said shares are hereinafter referred to as the "Subject Stock");

    WHEREAS, CCI has recognized that the Employee may incur substantial additional income tax liabilities on account of such favorable purchase of its Common Stock;

    WHEREAS, Investments is a subsidiary of CCI and Investments and the Employee have previously entered into a Tax Liability Financing Agreement dated TLFA_VA_DATE (the "TLFA") as amended; and

    WHEREAS, Investments and the Employee wish now to amend and restate the TLFA;

    NOW THEREFORE, Investments and the Employee hereby mutually agree as follows:

    1. Upon receipt of a true copy of the Employee's valid and binding election with respect to the Subject Stock pursuant to Section 83(b) of the Internal Revenue Code (an "83(b) Election"), Investments shall lend to the Employee any amount which he shall from time to time request in writing, not to exceed an amount equal to the sum of the portions of his federal, state and local income and employment tax liability for 1996 incurred solely as a result of his purchase of the Subject Stock and his filing of an 83(b) Election with respect thereto, such sum to be determined by computing the total amount of the Employee s actual income and employment tax liability for 1996 and subtracting therefrom the amount of such liability had he not purchased the Subject Stock and filed the 83(b) Election, subject to the following terms and conditions:

     1.1 The loan shall be evidenced by a Promissory Note or Notes in the form attached hereto, providing for repayment in full on or before January 2, 2002.

     1.2 The loan initially shall be collaterally secured by a pledge to Investments of all of the Subject Stock. If the Merger (as that term is defined in the RSPA) is consummated, upon written application by the Employee, Investments shall release from such pledge shares of vested Subject Stock, provided that at the time of such release there remain subject to such pledge a number of shares of vested Subject Stock having a fair market value (as determined based on the closing price for such shares on the day prior to such application) at least equal to 125% of the outstanding principal amount of the loan. The Employee may make no more than one such application during each 12 month period ending on the anniversary of consummation of the Merger.

     1.3 Amounts under the loan shall be disbursed from time to time as required to meet the Employee's income tax liabilities incurred solely as a result of his purchase of the Subject Stock and his filing of an 83(b) Election with respect thereto, including the amount required to satisfy his employer's tax withholding obligations with respect to such liabilities. If the Employee requests any amount to be disbursed under the loan after any shares of vested Subject Stock have been released from the pledge referred to in Section 1.2, the Employee shall (as a condition to receiving such additional disbursement) pledge to Investments additional shares of vested Subject Stock to the extent necessary to insure that after such disbursement there remain subject to the pledge a number of shares of vested Subject Stock having a fair market value (as determined based on the closing price for such shares on the day prior to such disbursement) equal to at least 125% of the outstanding principal amount of the loan. If the Merger occurs, all of the shares of U S WEST Media Group Common Stock, par value $.01 per share, of U S WEST, Inc. (the "Media Stock") and shares of Series D Convertible Preferred Stock, par value $1.00 per share, of U S WEST, Inc. (the "Series D Preferred Stock") that the Employee receives in the Merger (the "Media Securities") shall be substituted for the Subject Stock as security for the loan, and the terms of this Section 1.3 shall apply to such Media Securities as if they were Subject Stock. If, at any time after any shares of vested Subject Stock have been released from the pledge, the fair market value of the remaining shares of vested Media Securities that secure an Employee's loan is less than 125% of the outstanding principal amount of the loan, the Employee agrees to pledge as additional collateral additional shares of vested Subject Stock, shares of Series D Preferred Stock or Media Stock that are owned by the Employee or such other collateral as Investments may reasonably request so that the total value of vested and pledged collateral is equal to such 125%. At the time of any release of shares of vested Subject Stock pursuant to this Section 1.3, the Employee and CCII shall mutually agree to the terms and conditions of such release, which terms may be in addition to or may modify the terms set forth herein.

    The Employee acknowledges and agrees that, with respect to each share of unvested Subject Stock, the Employee will receive solely shares of Media Stock in the Merger pursuant to the terms of the Agreement and Plan of Merger dated as of February 27, 1996 between CCI and U S WEST, Inc., as amended.

         1.4. The outstanding principal amount of the loan shall be forgiven on January 2, 2002 if the Merger has been consummated and the Employee has not experienced a "termination of employment" as defined below. Except in the case of a termination of employment specified in Section 1.5(b), if the Employee has experienced a termination of employment before such date and the Merger has been consummated prior to such termination of employment, and the Employee has not violated the covenant contained in Section 6 of the RSPA, then the outstanding principal amount of the loan shall be forgiven on January 2, 2002 as follows: (a) in its entirety if the termination of employment occurred after January 1, 1999; (b) if the termination occurred before January 2, 1999 and after January 1, 1998, two-thirds of such amount shall be forgiven; and (c) if the termination occurred before January 2, 1998 and after January 1, 1997, one-third of such amount shall be forgiven. For purposes of this Section 1.4 and Section 1.5, "termination of employment" means that the Employee is not employed by CCI, Acquiror, or any corporation or entity in which, at the time in question, CCI or Acquiror owns (directly or indirectly through other corporations or entities) a majority of the voting shares or ownership interests, or which entity owns such a majority interest in CCI or Acquiror.

         1.5. Notwithstanding Section 1.4, but subject to the last sentence of this Section 1.5, the loan shall be forgiven in full upon the later to occur of: (a) the expiration of the period (if any) during which the covenant contained in Section 6 of the RSPA applies to the Employee, without any violation of said covenant having occurred, and (b) the occurrence of any of the following events if the Merger has been consummated no later than the date of such event:

                   (i)  The Employee's death.

                   (ii) The Employee's termination of employment by reason of disability.

                  (iii)  In the case of a Pilot-House based corporate
              Employee, the Employee's termination of employment by reason of the Employee's involuntary relocation to a place of employment that is more than 25 miles from Pilot House, or the relocation of the headquarters of the merged CCI operations from Pilot House.

                   (iv) The Employee's termination of employment within twenty-four months of the Effective Time (as that term is defined in the Merger Agreement), other than in connection with the sale, swap or other disposition of the system or other business unit in which the Employee is employed, if such termination is:

                        (A) By reason of a diminution in the Employee's compensation, including a material adverse change in employee benefits;

                        (B) By reason of the assignment by Acquiror to the Employee of duties and responsibilities which are materially less than the Employee's duties and responsibilities as of the Effective Time; or

                        (C) An involuntary termination of the Employee's employment other than by reason of a Termination for Cause. "Termination for Cause" shall mean termination because of the Employee's (I) refusal or failure (other than for reasons of illness, incapacity due to physical or mental illness or physical injury) to perform, or persistent and material deficiencies in performing, duties assigned during employment by Acquiror, provided such duties are substantially similar to duties assigned by

                        CCI prior to the Effective Time, and further provided that the Acquiror shall provide the Employee with written notice of the reason(s) for his proposed termination and Employee shall have thirty
                        (30) days from the date of such notice within which to cure any failure or material deficiency; (II) misappropriation of any CCI or Acquiror funds or property; or (III) conduct which could reasonably result in the Employee's conviction of a felony; or
                        (IV) conduct which could reasonably result in termination of the Employee's employment due to violation of published policies of CCI or the Acquiror.

    2.   The Employee:

         (a) on TLFA_VA_DATE requested that Investments lend him an amount equal to $5.43 per share of the Subject Stock (28% of $19.40 per share), to be disbursed to his employer to meet its federal income tax withholding obligations arising in connection with the Employee's purchase of the Subject Stock, and such further sums as he may from time to time request pursuant to Section 1 hereof;

         (b) again affirms to Investments that he has submitted an 83(b) Election; and

         (c) has delivered to Investments the stock certificate representing the Subject Stock, together with a stock assignment duly endorsed in blank.

         (d) acknowledges that interest income on the outstanding balance of the loan may be imputed to him under Internal Revenue Code
              Section 7872 and, in such case, will be so reported by his employer.

    3. All disputes arising under this Agreement shall be subject to binding arbitration before the American Arbitration Association ("AAA"). The arbitration shall be conducted in Boston, Massachusetts before a single arbitrator in accordance with the rules of the AAA governing resolution of commercial disputes. The parties shall bear the costs and fees of the arbitration equally, and the arbitrator shall have no power to award attorneys' fees, or multiple, punitive or exemplary damages. By signing this Agreement, Employee voluntarily, knowingly and intelligently waives any right he or she may otherwise have to seek remedies in court or other forums, including the right to a jury trial and the right to seek punitive damages on any common law and/or contract claims.

    4. The parties hereto agree that the Employee may substitute an equal number of other vested shares of Common Stock of CCI (or shares received therefor in the Merger which become Subject Stock) for the pledged shares of Subject Stock.

    5. This Agreement constitutes the entire understanding and agreement of Investments and the Employee as to the subject matter hereof, replaces the previous version of the TLFA, and may not be modified or amended except by a further written agreement duly signed by each of the parties hereto.

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

    IN WITNESS WHEREOF, Investments, by its officer hereunto duly authorized, and the Employee have made this Agreement as of the date first hereinabove written.

                                  CONTINENTAL CABLEVISION
                                  INVESTMENTS, INC.



                                  By___________________________
                                    P. Eric Krauss

                                  The Employee:


                                  ______________________________
                                          Signature


                                  ______________________________
                                          Address





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